EXHIBIT 16

                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANT



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KPMG Peat Marwick LLP           Telephone 404-222-3000      Telefax 404-222-3050
303 Peachtree Street, N.E.
Suite 2000
Atlanta, GA  30308





June 18, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for CCF Holding Company and, under the date of February 6, 1998, we reported on the consolidated financial statements of CCF Holding Company and subsidiary as of and for the years ended December 31, 1997 and September 30, 1996, and for the three-month period ended December 31, 1996. On June 15, 1998, our appointment as principal accountants was terminated. We have read CCF Holding Company's statements included under Item 4 of its Form 8-K dated June 11, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with CCF Holding Company's statement that the determination to replace us as principal accountants was approved by the full board of directors.

Very truly yours,



/s/ KPMG Peat Marwick LLP
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